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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of ADAC Laboratories on Form S-8 of our report dated November 1, 1995, on our audits of the consolidated financial statements and financial statements schedules of ADAC Laboratories as of October 1, 1995 and October 2, 1994, and for each of the three fiscal years in the period ended October 1, 1995, which report is incorporated by reference in Form 10-K for the fiscal year ended October 1, 1995.


                                                       COOPERS & LYBRAND L.L.P.

San Jose, California
April 22, 1996